INVESTMENT ADVISORY AGREEMENT


     AGREEMENT, effective commencing on July 21, 2003, between COUNTRY TRUST BANK, a federal thrift, (the "Adviser") and COUNTRY MUTUAL FUNDS TRUST, a Delaware statutory trust, (the "Fund"), on behalf of each Fund series set forth in Appendix A (each, a "Portfolio").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company;

     WHEREAS, the Fund wishes to retain the Adviser to render investment advisory services to the Portfolios, and the Adviser is willing to furnish such services to the Portfolios;

     WHEREAS, each Portfolio's shareholders will include: (i) separate accounts maintained by insurance companies that have entered into participation agreements with the Trust in order to fund variable life insurance policies and variable annuity contracts; (ii) qualified retirement plans outside the separate account context; and (iii) the Adviser and/or any of its affiliates;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Fund and the Adviser as follows:

     1. Appointment. The Fund hereby appoints the Adviser to act as investment adviser to the Portfolios for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. Investment Advisory Duties. Subject to the supervision of the Trustees of the Fund, the Adviser will (a) provide a program of continuous investment management for each Portfolio in accordance with that Portfolio's investment objectives, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information included as part of the Fund's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Adviser by the Fund; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund.

     In performing its investment management services to the Fund hereunder, the Adviser will provide the Fund with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. The Adviser will determine the securities, instruments, repurchase agreements, options and other investments and techniques that each Portfolio will purchase, sell, enter into or use, and will provide an ongoing evaluation of the portfolio assets and liabilities of each Portfolio. The Adviser will determine what portion of the portfolio of each Portfolio shall be invested in securities and other assets, and what portion if any, should be held uninvested.

     The Adviser further agrees that, in performing its duties hereunder, it will:

     (a) comply with the 1940 Act and all rules and regulations thereunder, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

     (b) use reasonable efforts to manage each Portfolio so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder, as well as to manage each Portfolio in a manner that complies with the requirements of Section 817(h) of the Code;

     (c) place orders pursuant to its investment determinations for each Portfolio directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund's Prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

     (d) furnish to the Fund whatever statistical information the Fund may reasonably request with respect to each Portfolio's assets or contemplated investments. In addition, the Adviser will keep the Fund and the Trustees
informed  of  developments   materially   affecting  the  portfolio  assets  and
liabilities of each Portfolio and shall, on the Adviser's own initiative, furnish to the Fund from time to time whatever information the Adviser believes appropriate for this purpose;

     (e) make available to the Fund's administrator, U.S. Bancorp Fund Services, LLC (the "Administrator"), and the Fund, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Administrator and the Fund in their compliance with applicable laws and regulations. The Adviser will furnish the Trustees with such periodic and special reports regarding the Fund as they may reasonably request;

     (f) immediately notify the Fund in the event that the Adviser or any of its affiliates (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission
("SEC") or other regulatory authority; or (3) has a reasonable basis for believing that any Portfolio has ceased to qualify under Subchapter M of the Code or fails to comply with the requirements of Section 817(h) of the Code or that such Portfolio might not so qualify or comply in the future. The Adviser further agrees to notify the Fund immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Fund's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect; and

     (g) vote proxies relating to the portfolio securities of each Portfolio in the best interest of that Portfolio and its shareholders, and make available to the Fund free of charge the Adviser's proxy voting policies and procedures, and a record of all votes cast, with respect to such proxy voting on the Fund's behalf.

     3. Allocation of Charges and Expenses. Except as otherwise specifically provided in this Section 3, the Adviser shall pay the compensation and expenses, including office expenses, of all its trustees, officers and employees who serve as trustees, officers and employees of the Fund (including the Fund's share of payroll taxes), and the Adviser shall make available, without expense to the Fund, the service of its trustees, officers and employees who may be duly elected trustees and officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law.

     The Adviser shall not be required to pay any expenses of the Fund other than those specifically allocated to the Adviser in this Section 3. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are trustees, officers or employees of the Adviser whose services may be involved, for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Adviser's overhead and employee costs); fees payable to the Adviser and to any other Fund advisers or consultants; legal expenses, auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; fees assessed against the Fund by the Public Company Accounting Oversight Board; cost of insurance relating to fidelity coverage for the Fund's trustees, officers and employees, fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the Administrator for maintaining the Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing Prospectuses,
Statements  of  Additional  Information,   reports,  notices  and  dividends  to
stockholders;   costs  of  stationery;   any  litigation   expenses;   costs  of
stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, trustees and employees of the Fund who are not officers, trustees, employees, or otherwise interested persons of the Adviser.

     4. Compensation. As compensation for the services provided and expenses assumed by the Adviser under this Agreement, the Fund will pay the Adviser on the tenth day of each calendar month an advisory fee computed daily at an annual rate equal to the percentage of each of the Portfolios' average daily net assets, as listed on Exhibit A. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Fund's Declaration of Trust, the Registration Statement and the 1940 Act. If the determination of net asset value of any Portfolio is suspended for any particular business day, then for the purposes of this Section 4, the value of the net assets of that Portfolio as last determined shall be deemed to be the value of its net assets for that day. If the determination of the net asset value of the shares of any Portfolio has been so suspended for a period including any month end when the Adviser's compensation is payable at the end of such month, then such compensation shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of any Portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 4.

     5. Books and Records. The Adviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Fund and will be surrendered promptly to the Fund upon its request. The Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

     6. Standard of Care and Limitation of Liability. The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to holders of the Fund's shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Adviser" shall include any officers, trustees, employees, or other affiliates of the Adviser performing services with respect to the Fund.

     7. Services Not Exclusive. It is understood that the services of the Adviser are not exclusive, and that nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies or to other series of investment companies, or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to the Fund hereunder. When the Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Adviser recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its trustees, officers or employees shall act as a principal or agent or receive any commission. If the Adviser provides any advice to its clients concerning the shares of the Fund, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

     8. Duration and Termination. This Agreement shall continue until July 31, 2005, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Trustees or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Adviser or (b) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Fund. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

     9. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     10. Miscellaneous.

     (a) This Agreement shall be governed by the laws of the State of Illinois, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or rules or orders of the SEC thereunder. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     (d) Nothing herein shall be construed as constituting the Adviser as an agent of the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of July 21, 2003.


                               COUNTRY TRUST BANK


                                  By: /s/ Robert W. Rush, Jr.
                                      ----------------------------
                                      Robert W. Rush, Jr.
                                      Executive Vice President & Trust Officer



                                      COUNTRY MUTUAL FUNDS TRUST

                                  By: /s/ Robert J. McDade
                                      --------------------
                                      Robert J. McDade
                                      Vice President




                                    EXHIBIT A



                    COUNTRY VP Growth Fund                             .75%

                    COUNTRY VP Balanced Fund                           .75%

                    COUNTRY VP Short-Term Bond Fund                    .50%

                    COUNTRY VP Bond Fund                               .75%